Exhibit 10.73

RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
SeaWorld Entertainment, Inc.
2017 OMNIBUS INCENTIVE PLAN
(Non-Employee Directors)

SeaWorld Entertainment, Inc., a Delaware corporation (the “Company”), pursuant to its 2017 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below, the number of Restricted Stock Units set forth below.  The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:
Date of Grant:

Number of

Restricted Stock Units:

Vesting Schedule:

Provided the Participant has not undergone a Termination prior to  the applicable vesting date (or event), 100% of the Restricted Stock Units will vest on the day before the next regularly scheduled annual meeting of the stockholders of the Company following the Date of Grant.

In addition, in the event of a Change in Control prior to the  vesting date (or event) and provided Participant has not undergone a Termination prior to such Change in Control, such Participant shall fully vest in such Participant’s Restricted Stock Units to the extent not then vested or previously forfeited or cancelled.

All unvested Restricted Stock Units shall be forfeited upon a Termination for any reason or no reason.

***

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

SeaWorld Entertainment, Inc.Participant1

________________________________________________________________
By:
Title:

[1]

To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

[Signature Page to Restricted Stock Unit Award]

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
SeaWorld Entertainment, Inc.
2017 Omnibus INCENTIVE PLAN
(Non-Employee Directors)

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the SeaWorld Entertainment, Inc. 2017 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), SeaWorld Entertainment, Inc., a Delaware corporation, (the “Company”) and the Participant agree as follows.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Restricted Stock Units.

Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock).  The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein.  The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.

2. Vesting.  Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice.

3. Settlement of Restricted Stock Units.  The provisions of Section 9(d)(ii) of the Plan are incorporated herein by reference and made a part hereof and, in accordance therewith, any vested Restricted Stock Units shall be settled in shares of Common Stock as soon as reasonably practicable (and, in any event, within two and one-half months) following the expiration of the applicable Restricted Period.  With respect to any Restricted Stock Unit, the period of time on and prior to the applicable vesting date in which such Restricted Stock Unit is subject to vesting shall be its Restricted Period.  Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.

4. Company; Participant.

(a) The term “Company” as used in this Restricted Stock Unit Agreement with reference to service shall include the Company and its Subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

5. Non-Transferability.  The Restricted Stock Units are not transferable by the Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law)

except to Permitted Transferees in accordance with Section 15(b) of the Plan.  Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.

6. Rights as Stockholder; Dividend Equivalents. The Participant shall have no rights as a stockholder with respect to any share of Common Stock underlying a Restricted Stock Unit (including no rights with respect to voting or to receive dividends or dividend equivalents) unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.  The Restricted Stock Units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of Common Stock.  Such dividend equivalents will be provided in shares of Common Stock having a Fair Market Value on the date that the Restricted Stock Units are settled in accordance with Section 3 above equal to the amount of such applicable dividends as of the date such dividends were made, and shall be payable at the same time as the Restricted Stock Units to which such dividends relate are settled in accordance with Section 3 above.  In the event that any Restricted Stock Unit is forfeited by its terms, the Participant shall have no right to dividend equivalent payments in respect of such forfeited Restricted Stock Units.

7. Tax Withholding.  The provisions of Section 15(d) of the Plan are incorporated herein by reference and made a part hereof.  The Participant shall satisfy such Participant’s withholding liability, if any, referred to in Section 15(d) of the Plan by having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the settlement of the Award a number of shares of Common Stock with a Fair Market Value, on the date that the Restricted Stock Units are settled, equal to such withholding liability; provided, that the number of such shares of Common Stock may not have a Fair Market Value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences.  Notwithstanding the foregoing, the Participant acknowledges and agrees that to the extent consistent with applicable law and the Participant’s status as an independent consultant for U.S. federal income tax purposes, the Company does not intend to withhold any amounts as federal income tax withholdings under any other state or federal laws, and the Participant hereby agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the grant of Restricted Stock Units.

8. Notice.  Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Corporate Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records.  Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

9. No Right to Continued Service.  This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Service Recipient or any other member of the Company Group.

10. Binding Effect.  This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

11. Waiver and Amendments.  Except as otherwise set forth in Section 14 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee.  No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

12. Clawback/Repayment.  This Restricted Stock Unit Agreement shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law.  In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Restricted Stock Unit Agreement for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company.

13. Right to Offset.  The provisions of Section 15(x) of the Plan are incorporated herein by reference and made a part hereof.

13. Governing Law.  This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware. THE PARTICIPANT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

14. Plan.  The terms and provisions of the Plan are incorporated herein by reference.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.

15. Section 409A.

(a) It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.